Exhibit 3.5

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 08/18/2000 001420782 – 3272341

CERTIFICATE OF FORMATION

OF

1567 MEDIA LLC

1. The name of the limited liability company is 1567 Media LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of formation shall be effective on filing.

IN WITNESS WHEREOF, of the undersigned have executed this Certificate of Formation of 1567 Media LLC this 18th day of August, 2000.

/s/ Timothy C. Stauning
Timothy C. Stauning
Authorized Person

                State of Delaware

              Secretary of State

            Division of Corporations

Delivered 10:29 AM 03/12/2004

            FILED 09:08 AM 03/12/2004

SRV 040185006 – 3272341 FILE

Certificate of Amendment to Certificate of Formation

of

1567 MEDIA LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is 1567 MEDIA LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on March 10, 2004.

/s/ Kenneth E. Wyker
Name: Kenneth E. Wyker
Title: Authorized Person

DE LL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware Secretary of State Division of Corporations Delivered 02:46 PM 08/30/2011 FILED 02:06 PM 08/30/2011 SRV 110964933 – 3272341 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is 1567 MEDIA LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Jennifer Kurz
Authorized Person

Name:	Jennifer Kurz
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